EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-22990, 33-38210, 33-51588 and 33-61624 on Forms S-3 and in Registration
Statement Nos. 2-83273, 2-98984, 33-27288, 33-38209, and 33-86078 on Forms S-
8 of Jackpot Enterprises, Inc. of our report dated September 21, 1998, appearing in this Annual Report on Form 10-K of Jackpot Enterprises, Inc. for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 22, 1998